Exhibit 99.1

AMENDMENT TO EMPLOYMENT CONTRACT

This Amendment to Employment Agreement (“Amendment”) is entered into this 29th day of March, 2012 by and between Walter Investment Management Corp. (“WIMC”) and Mark O’Brien (“Employee”). If not specifically defined in this Amendment, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement as defined below.

WHEREAS, WIMC and Employee entered into a contract of employment effective March 15, 2010 (the “Agreement”), and

WHEREAS, on March 1, 2011 Employee was granted an increase in his Base Salary from $500,000 to $515,000, and

WHEREAS, on March 29, 2012 Employee was granted an increase in his target bonus potential from 100% of Base Salary to 200% of Base Salary, and an increase in his maximum bonus potential from 200% of Base Salary to 300% of Base Salary, and

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein,

IT IS HEREBY AGREED AS FOLLOWS:

1.	Employee’s Base Salary as set forth in Section 2.a. of the Agreement shall be increased from $500,000 to $515,000.

2.	Employee’s target bonus as set forth in Section 2.b. of the Agreement shall be 200% of Base Salary with the potential for increase to 300% of Base Salary.

3.	All other terms and conditions of the Agreement, as modified to date by WIMC’s Compensation and Human Resources Committee, shall remain in full force and effect.

The foregoing is hereby agreed to this 29th day of March, 2012.

WALTER INVESTMENT MANAGEMENT CORP.

By:	/s/ Stuart D. Boyd
Stuart D. Boyd, VP, General Counsel and Secretary

/s/ Mark O’Brien

Mark O’Brien